UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015 (October 14, 2015)

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2015, Energy Recovery Inc. (the “Company”) through its subsidiary ERI Energy Recovery Ireland Ltd., entered into a License Agreement (the “Agreement”) with Schlumberger Technology Corporation, a subsidiary of Schlumberger Limited (NYSE:SBL). The Agreement has a term of fifteen (15) years for the exclusive right to use certain intellectual property related to the Company’s VorTeq™ technology. Energy Recovery will receive a $75 million payment in connection with the execution of the agreement, two separate $25 million payments upon the meeting of two milestones during 2016, and recurring royalty payments throughout the term of the Agreement. The Agreement contains representations, warranties, covenants, and indemnification obligations customary for transactions of this type.

Item 7.01	Regulation FD Disclosure.

On October 19, 2015, the Company issued a press release announcing the entry into the License Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
99.1	Press Release Dated October 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015

Energy Recovery, Inc.

By:	/s/ Juan Otero
Juan Otero
Corporate Counsel and Secretary